UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Broadstone Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-1516177
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Clinton Square Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, $0.00025 par value per share	The New York Stock Exchange

Common Stock, $0.00025 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-240381

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) Class A Common Stock, $0.00025 par value per share (the “Class A Common Stock”), and (ii) Common Stock, $0.00025 par value per share (the “Common Stock”), of Broadstone Net Lease, Inc. (the “Registrant”).

For a description of the Class A Common Stock and the Common Stock to be registered hereunder, reference is made to the information set forth under the heading “Description of our Capital Stock ” in the prospectus forming a part of the Company’s Registration Statement on Form S-11, originally filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2020 (File No. 333-240381) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc. and, solely for purposes of Sections 6.18, 6.19 and 6.20, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed November 12, 2019, and incorporated herein by reference)

2.2	Amendment No. 1, dated February 7, 2020, to Agreement and Plan of Merger, dated as of November 11, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, Broadstone Net Lease Sub 1, Inc., Broadstone Net Lease Sub 2, Inc., Broadstone Real Estate, LLC, Trident BRE Holdings I, Inc., Trident BRE Holdings II, Inc. and, solely for purposes of Sections 6.18, 6.19, and 6.20 of the Merger Agreement, Trident BRE Holdings I, L.P. and Trident BRE Holdings II, L.P. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and incorporated herein by reference)

3.1	Articles of Incorporation of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s General Form for Registration of Securities on Form 10 filed on April 24, 2017, and incorporated herein by reference)

3.2	Form of Articles of Amendment of Broadstone Net Lease, Inc. (filed as Exhibit 3.2 to Amendment No. 2 of the Company’s Registration Statement on Form S-11 filed on September 11, 2020)

3.3	Form of Articles Supplementary of Broadstone Net Lease, Inc. (filed as Exhibit 3.3 to Amendment No. 2 of the Company’s Registration Statement on Form S-11 filed on September 11, 2020)

3.4	Form of Articles of Amendment of Broadstone Net Lease, Inc. (filed as Exhibit 3.4 to Amendment No. 2 of the Company’s Registration Statement on Form S-11 filed on September 11, 2020)

3.5	Second Amended and Restated Bylaws of Broadstone Net Lease, Inc. (filed as Exhibit 3.1 to the Company’s current report on Form 8-K filed March 25, 2020, and incorporated herein by reference)

10.1	Form of Second Amended and Restated Limited Liability Company Agreement of Broadstone Net Lease, LLC (filed as Exhibit 10.1 to Amendment No. 2 of the Company’s Registration Statement on Form S-11 filed on September 11, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 16, 2020

Broadstone Net Lease, Inc.

By:	/s/ John D. Moragne

	Name:	John D. Moragne
	Title:	Executive Vice President, Chief Operating Officer and Secretary